Exhibit 99.2
iCAD Acquisition of Xoft December 17, 2010 11:00 AM EST

Safe Harbor Statement 2 This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of iCAD, Inc. ("iCAD" or "Company") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to: (i) the risks relating to the Company's proposed acquisition of Xoft including, the expected benefits of the acquisition may not be achieved in a timely manner, or at all; the Xoft business operations may not be successfully integrated with iCAD's following the closing and iCAD may be unable to achieve the expected synergies, business and strategic objectives following the transaction. In addition, there can be no assurance that the transaction will occur by the end of 2010, and (ii) the risks relating to the Company's business operations, including , but not limited to, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence, increased competition, customer concentration and other risks detailed in the Company's filings with the Securities and Exchange Commission. The words "believe", "demonstrate", "intend", "expect", "estimate", "anticipate", "likely", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this presentation.

2011- A Transformative Year for iCAD From To A leader in image analysis and workflow for the detection of the most prevalent cancers A broader portfolio of oncology solutions that provide targeted analysis, therapy and monitoring throughout the cancer care cycle Strategic re-alignment of the company to position for long term growth Taking a leadership position with advanced technologies New generation of highly-targeted tools for patient-centered cancer detection, diagnosis and treatment 3

The Future of Cancer Care Collaborative, multi-disciplinary approach Greater focus on early detection Highly personalized treatments that are less invasive and minimize impact on patient quality of life Focus on increasing access to care and decreasing cost Accelerated care cycle that minimizes the time from discovery to recovery The iCAD/Xoft combination will accelerate the realization of the future 4

iCAD/Xoft Positioning iCAD/Xoft will be a medical technology company that accelerates the adoption of new standards of care in oncology. Our combined innovative solutions will empower clinicians to improve patient outcomes through collaborative delivery of more targeted cancer detection, diagnosis, treatment, and monitoring. 5

Strategic Rationale for Xoft Acquisition An oncology-based pathway is highly attractive to support iCAD's future growth Strong fit with our existing business Favorable market dynamics in key sub-segments Strong ties to women's health and imaging Supports a multi-disciplinary/collaborative approach to cancer care Digital imaging has become integrated with treatment planning, simulation, and to guide tumor treatment real-time. The use of technologies that can more precisely target cancers in detection diagnosis, and treatment is growing, resulting in tighter linkages between radiology, surgery, and radiation oncology Integration of iCAD's MRI Technology with Accuray's Cyberknife Treatment Planning 6

Strategic Rationale for Xoft Acquisition - continued Both companies offer platform technologies that can accelerate changes in standards of care and can be leveraged to other cancer types Xoft extends the reach of iCAD's technology to new customer segments and dramatically increases the size of iCAD's addressable markets Businesses strongly leverage each other: early detection (CAD) enables treatment of cancer earlier which will drive adoption of Xoft technologies and enable a compressed cancer care cycle 7

Expanding iCAD's Oncology Strategy

A Targeted Approach for Detection, Diagnosis and Therapy


• CAD for Mammo, MRI, Colon (SecondLook, SpectraLook, VeraLook)
Detection
Diagnosis
Treatment
Monitoring
Cancer Care Cycle
• Quantitative analysis (SpectraLook and VividLook)
• Breast biopsy guidance
• Multi-parametric maps
• MR Prostate biopsy*
• US/MR fusion prostate* biopsy
• Digital Pathology*
• Quantitative analysis (SpectraLook and VividLook)
• Integration with radiation treatment planning systems for targeted treatment (ex. Cyberknife)
• Surgical planning
• Xoft Solutions
• Real-time analysis of pathology during surgery
• CAD/image analysis looking for recurrence
• Treatment response monitoring
* Future

iCAD Never stop looking

8

Xoft Overview

Xoft's Current Position in the Radiation Oncology Market Disruptive and differentiated proprietary platform treating a wide array of cancers Miniaturized non-radioactive source dramatically lowers costs while delivering therapy comparable to existing treatment modalities 2008: Launched FDA-cleared breast offering and added gynecology offering later in the year 2009: Expanded Xoft's platform by introducing breakout opportunities for skin cancer and intraoperative radiation therapy (IORT) 2010: June 2010 publication of landmark study validating efficacy of IORT and accelerating adoption 2010: Significant progress towards achievement of a CPT 1 reimbursement code Strong IP portfolio and all core products are FDA cleared 10

The Axxent System Today Breast Other Cancers 11 Miniaturized X-ray Source Controller

Core Xoft Technology: Non-radioactive X-ray Source Miniaturized X-ray tube technology Fully disposable device Recurring revenue stream Non-radioactive treatment system Rapid treatment times but low energy Miniaturized X-ray Source: Detailed View Miniaturized X-ray Source Cooling connections HV connection X-ray Tube HV Cable 12

Why eBx(tm)? No shielded vault required Platform technology - large existing market opportunity Non-radioisotope source Enables IORT Minimizes dose to healthy tissue Medical staff can remain in the room with the patient, as determined by the facility Radiation Safety Officer Portability increases market opportunity and access Xoft's miniaturized eBx technology offers significant advantages over traditional brachytherapy 13

Xoft: A Platform Technology in Cancer Care eBx treats a wide array of cancers with unique advantages in several indications (1) American Cancer Society; Cancer Facts and Figures 2010. (2) American Cancer Society; Cancer Facts and Figures 2010 NIH, SEER Incidence Data; NCCN Data; 4 American Cancer Society; Cancer Facts and Figures 2008 NIH; IMV Annual Radiation Oncology Market Summary Report, 2007; even patients currently receiving external beam only could have fractions replaced by eBx. Assuming 75% of all incidences are treated (3) American Cancer Society; Cancer Facts and Figures 2010 NIH; IMV Annual Radiation Oncology Market Summary Report, 2007; eligibility estimates from Randy Holt. Xoft estimates based on Cancer Facts and Figures 2008, ISIORT 2008 abstracts, Intraoperative Irradiation by Gunderson et. al. IMV Info; Radiation Therapy Overview 2009; #'s calculated utilizing scaled numbers from IMV Annual Radiation Oncology Market Summary Report, 2007 Current FDA Cleared Indications Future Indications Current FDA Cleared Indications Future Indications 14

Breast Market/IORT Intraoperative Radiation Therapy

The Clinical Problem in the United States In the U.S. there are approximately 261,000 new breast cancer cases per year and 168,400 are considered early stage breast cancer and eligible for APBI/IORT Most of these patients should receive radiation treatment following lumpectomy based on published protocols, but compliance rates vary widely Reasons for not following treatment plan include Treatment is not prescribed Proximity to care Crowded shielded rooms Fear of radiation Elderly patients who do not follow through with care 16

Radiation Therapy Has Changed: Shorter Treatment Times 6 - 7 weeks of treatment WBRT (Whole Breast Radiation Therapy) 5 days twice a day APBI (Accelerated Partial Breast Irradiation) 12 min ave. during surgery IORT (Intraoperative Radiation Therapy) 17

Clinical Advantages of eBx IORT RT Dose Optimized 50 kv dose is precisely delivered to the area at greatest risk of tumor recurrence (or persistence) Customized internal shielding allows the physician to protect dose-limiting normal tissues A single dose of eBx intraoperatively can replace 6-7 weeks of external beam therapy or can be used as a boost Ability to treat with adjunct therapies faster in the care cycle Ability to reconstruct at time of lumpectomy Validation: TARGIT-A Trial Landmark study expected to significantly alter the radiation therapy landscape 18

IORT
Combining Surgery and Treatment In One Day

Delivering RT and lumpectomy (with reconstruction) all in a 1 day therapy regimen

<u>September 3rd, 2008 AM</u>

- 7:45---Patient enters hospital
- 8:45--- Patient set up in OR
- 9:00---Sentinal node biopsy removed and sent to pathology
- 9:20---Lumpectomy performed
- 9:50---Balloon placed and radiation begins
- 10:02 Radiation complete and oncoplastic work commences
- 10:45 Surgery completed
- 11:45 Patient leaves hospital

Therapy complete

Follow up monitoring only



<u>September 7th - Cancer Free Patient at wedding</u>

iCAD Never stop looking

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"I believe that giving a single fraction of radiation at the time of surgery will be advantageous because it will allow all the radiation to be delivered before any remaining tumor cells have a chance to grow. In addition, due to the dose distribution of the electronic brachytherapy source, it will intensify the dose to the part of the breast at highest risk for recurrence... The mobile nature of the Xoft Axxent controller, the low energy/shielding requirements associated with the Xoft source, and the rapid fall of kV radiation all make it ideal for IORT." Adam Dickler, M.D. - Radiation Oncologist "A number of potential problems associated with the delivery of postoperative APBI can be negated with IORT, and specific surgical techniques can be employed at the operating table. I think this is very advantageous for IORT and because of this I think IORT could increase the number of APBI cases." Olga Ivanov, M.D. - Surgeon "The fact that my treatment was done before I even woke up is beyond words...I came in with cancer, went to sleep, and when I woke up, I was completely done with my breast cancer." Marianne H. - Patient IORT - A Win for Physicians and Patients 20

Gynecology & Dermatology Markets

Market Size for Gynecology Estimated 634,800 WW new cases per year of cervical and endometrial cancer* 80% in developing countries due to lack of screening Approximately 42,000 cases per year in the U.S. Approximately 30,000 patients per year in the U.S. are candidates for eBx Growth Drivers for eBx New data suggests that when treated with brachytherapy a patient has a higher quality of life Access in rural communities Early detection Less dose of radiation to rectum and bladder *ACS: Global Cancer Figures and Facts Gynecology Market 22

Dermatology Market The Skin Market At approximately 3.5 million cases per year, non-melanoma skin cancer has the highest incidence rate of any cancer in the U.S. Electronic brachytherapy is a treatment alternative for more than 46% of all NMSC Currently Dermatologist treat approximately 80% of all NMSC What Will Drive the Market There is increasing concern about scaring due to surgical excision within the patient population particularly for facial lesions With a market potential of 1.6 million cases per year a great opportunity exist for dermatologist to increase throughput in their practice and offer a non- surgical approach to NMSC treatment The average wait time for an appointment with a dermatologist is approximately 36 days By either offering eBx as a treatment alternative, or to refer patients to a Radiation Oncologist Radiation Oncologist are interested in driving more referrals to their practice 23

Clinical Studies & Reimbursement

Targit-A Trial Summary A Landmark Study for IORT and a Catalyst for Reimbursement Targeted intraoperative radiotherapy versus whole breast radiotherapy for breast cancer (TARGIT-A trial): an international, prospective, randomized, non-inferiority phase 3 trial (Vaidya et al) The Lancet online, June 5, 2010 1113 patients received targeted IORT and 1119 received EBRT (86%) received targeted IORT only (14%) received IORT plus EBRT At 4 years, there were six local recurrences in the IORT group and five in the EBRT group. The Kaplan-Meier estimate of local recurrence at 4 years shows no significant difference in the conserved breast between the targeted intraoperative radiotherapy and external beam radiotherapy groups Authors' Conclusion: For selected patients with early breast cancer, a single dose of radiotherapy delivered at the time of surgery by use of targeted intraoperative radiotherapy should be considered as an alternative to external beam radiotherapy delivered over several weeks Over 75 abstracts on Xoft technology accepted for publication or poster and/or oral presentation at national and international meetings since May 2004 25

Reimbursement Update Anticipated Timeline for CPT 1 Q3 2010 - ASTRO Applied for CPT Level 1 - Single fraction IORT 2012 2011 2010 February - RUC review of CPT Level 1 for IORT July 2011 Targeted CPT Level 1 approval Q4 - Apply for Multi- fraction CPT Level 1 Q4 2011 CPT Level 1 rate is determined January 2012 CPT Level 1 code for IORT is effective Significant clinical data and strong society support bodes well for CPT1 approval 26

International Growth Opportunities

International Growth Opportunities Europe IORT trials have been underway in Europe for 10 years IORT gaining traction in Europe (notably Italy and Germany) with release of TARGIT trial results Breast IORT has a 10 year history of use with several thousand patients treated Rest of World Strong international brachytherapy growth projected Xoft's mobility and reduced shielding requirements are particularly valuable in countries with less infrastructure Incidence and brachytherapy treatment of gynecological cancers significantly higher outside of U.S. and Europe 28

International Distribution Over 100 distributors worldwide have expressed interest in distributing Xoft worldwide In discussions with 5-6 top players in key regions Current/pending distribution agreements cover: Mexico South Korea Northern/Southern Europe Targeted countries/regions include: China India Russia Middle East Australia 29

iCAD/Xoft: A Compelling Future A powerful combination of disruptive platform technologies that enable early detection and early intervention in the oncology care cycle Strategically positions iCAD at the leading edge of targeted detection and therapy Recent events relative to clinical studies and reimbursement are creating a growing market opportunity in the U.S. Accelerates strong international growth opportunities Strong and differentiated value proposition for patients, clinicians, and payors Accelerating a new generation of targeted cancer care 30